[GRAPHIC OMITTED]

Client Strategy Guide: January 2010 Offerings

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

       STRUCTURED INVESTMENTS                 [GRAPHIC OMITTED]

                                                        Free Writing Prospectus
                                                         Dated December 31, 2009
                                           Registration Statement No. 333-156423
                                                     Filed Pursuant to Rule 433

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 2
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                               Table of Contents
                               [GRAPHIC OMITTED]

Important Information Regarding Offering Documents ...........................................page 3
Selected Features & Risk Disclosures .........................................................page 4
Structured Investments Spectrum ..............................................................page 5
Core Offerings
Seven Core Investments Offered
U.S. Equities ................................................................................page 6 page 7
                                                                                              page 8

International Equities .......................................................................page 9
Buffered PLUS(SM) based on the iShares(R) MSCI Emerging Markets Index Fund (EEM) by          page 10
Morgan Stanley
Commodities                         PLUS(SM) based on the Dow Jones-UBS Commodity ...........page 11
                                    Index(SM) by Morgan Stanley
Currencies                          95% Principal Protected Currency-Linked Notes ...........page 12 based on a Global Currency Basket vs. the U.S.
                                    Dollar by Morgan Stanley
Tactical Offerings
Actionable Themes in the Marketplace
U.S. Equities ...............................................................................page 13 page 14
                                                                                             page 15
                                                                                             page 16
8% to 11%  ELKS(R) based on Amazon.com, Inc. (AMZN) by Morgan Stanley .......................page 17
International Equities              JUMP Securities based on the iShares(R) MSCI ............page 18
                                    Brazil Index Fund (EWZ) by Morgan Stanley
Commodities                                                                                  page 19
                                                                                             page 20
Selected Risks & Considerations .............................................................page 21

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 3
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     Important Information Regarding Offering Documents
     [GRAPHIC OMITTED]

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

     Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

         o        For Registered Offerings Issued by Morgan Stanley:

                  Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured or guaranteed by the Federal
Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 4
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                     Selected Features & Risk Disclosures

     Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

     Such features may include:

o        Varying levels of exposure to potential capital appreciation or depreciation
o        Returns based on a defined formula
o        Variety of underlying assets, including equities, commodities, currencies and interest rates
o        Minimum investment of $1,000; unless otherwise noted

     Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks & Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured
Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: January 2010 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into five broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Principal Protected, Partial Principal Protected, Enhanced Yield, Leveraged Performance** and **Access**.

Principal Protected Investments combine the return of all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay all principal at maturity.

Partial Principal Protected Investments combine the return of some principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. January 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 6
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    [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 7
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                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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   Client Strategy Guide: January 2010 Offerings                         Page 8
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                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 9
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                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: January 2010 Offerings Page 10

Opportunities in International Equities

Leveraged Performance

○ Buffered PLUS℠ based on the iShares® MSCI Emerging Markets Index Fund (EEM)

Strategy Overview

- ✓ Leveraged exposure to an underlying asset up to a maximum payment at maturity, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity
- ✓ May be appropriate for investors who anticipate moderate price appreciation on the iShares® MSCI Emerging Markets Index Fund and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower maximum payment at maturity, for limited protection against depreciation of the underlying asset

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the iShares® MSCI Emerging Markets Index Fund beyond the buffer amount
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer amount, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing price of the asset has not declined below the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing price of the asset is below the buffer amount, the investor will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity. **The investor may lose up to 90% of the stated principal amount of the Buffered PLUS.** The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Shares	Shares of the iShares® MSCI Emerging Markets Index Fund
Interest	None
Maturity Date	January 27, 2012 (2 Years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity per Buffered PLUS	• If the Final Share Price is *greater than* the Initial Share Price: $10 + the Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Share Price is *less than or equal to* the Initial Share Price but has **decreased** from the Initial Share Price by an amount *less than or equal to* the Buffer Amount of 10% from the Initial Share Price: $10 • If the Final Share Price is *less than* the Initial Share Price and has **decreased** from the Initial Share Price by an amount *greater than* the Buffer Amount of 10% from the Initial Share Price: ($10 x the Share Performance Factor) + $1.00 *This amount will be less than the stated principal amount of $10. However, under no circumstances will the payment at maturity be less than $1.00 per Buffered PLUS.*
Leveraged Upside Payment	$10 x Leverage Factor x Share Percent Increase
Share Percent Increase	(Final Share Price – Initial Share Price) / Initial Share Price
Maximum Payment at Maturity	$13.00 to $13.40 per Buffered PLUS (130% to 134% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount of the Buffered PLUS)
Share Performance Factor	Final Share Price / Initial Share Price
Issue Price/Stated Principal Amount	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – January 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. January 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: January 2010 Offerings Page 11

Opportunities in Commodities

Leveraged Performance ○ PLUS℠ based on the Dow Jones-UBS Commodity Index℠

Strategy Overview	✓ Leveraged upside exposure within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the Dow Jones-UBS Commodity Index℠ and seeking enhanced returns within a certain range of index performance, in exchange for appreciation potential limited to the maximum payment at maturity

Risk Considerations	✓ No principal protection ✓ Full downside exposure to the Dow Jones-UBS Commodity Index℠ ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Commodity Index	Dow Jones-UBS Commodity Index℠
Maturity Date	July 27, 2011 (approximately 18 Months)
Leverage Factor	300%
Leveraged Upside Payment	$1,000 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$1,270 to $1,300 per PLUS (127% to 130% of the stated principal amount), to be determined on the pricing date

Payment at Maturity per PLUS	• If the Final Index Value is *greater than* the Initial Index Value:
	  ○ $1,000 + Leveraged Upside Payment
	In no event will the payment at maturity exceed the Maximum Payment at Maturity.
	• If the Final Index Value is *less than or equal to* the Initial Index Value:
	  ○ $1,000 x Index Performance Factor
	This amount will be less than or equal to the stated principal amount of $1,000 and could be zero. There is no minimum payment at maturity on the PLUS.

Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$1,000 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – January 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. January 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 12
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     Opportunities in Currencies
     Partial Principal Protected    95% Principal Protected Currency-Linked Notes
                                    based on a Global Currency Basket vs. U.S. Dollar

                    ------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------
                    |X|      95% principal protection at maturity, subject to issuer credit risk; investors may receive an additional payment based on the performance of the underlying basket
     Strategy       |X|      The return on the notes will be based on the appreciation, if any, of a basket of nine currencies relative to the U.S. dollar
     Overview       |X|      May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal beyond a 5% loss
     -------------- ------------------------------------------------------------------------------

                     -------------------------------------------------------------------
                     -------------------------------------------------------------------
                     |X|      95% principal protection is available only at maturity

                        and is subject to issuer credit risk
                     |X|      Will yield no positive return if the underlying basket
  Risk                  does not appreciate
  Considerations     |X|      Does not provide for current income; no interest payments
                     |X|      Notes are subject to currency exchange risk
  ------------------ -------------------------------------------------------------------

95% Principal Protected Currency-Linked Notes provide investors with exposure to an individual currency or a basket of currencies and guarantee the return of a substantial percentage of the principal amount if held to maturity. They are for investors who are willing to risk loss of some of their initial investment and forgo market interest rates in exchange for partial principal protection and upside exposure to the underlying currency or basket of currencies. The return on the notes will be based on the performance of the basket of nine currencies relative to the U.S. dollar. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
---------------------------------- --------------------------------------------------------------------------------------------------------
Issuer                             Morgan Stanley
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Basket                             The Basket is composed of 70% equally-weighted developed market currencies and 30% equally-weighted emerging market currencies as follows:
                                   --------------------------------------------------------------------------------------------------------
                                   ------------------------------------ --------------------- --- -------------------------- --------------
                                   70% Developed Market Currencies      Weighting                 30% Emerging Market        Weighting
                                                                                                   Currencies
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   Australian dollar ("AUD")            11.6667%                  Brazilian real ("BRL")     10.0000%
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   British pound ("GBP")                11.6667%                  Chinese renminbi ("CNY")   10.0000%
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   Canadian dollar ("CAD")              11.6667%                  Indian rupee ("INR")       10.0000%
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   Eurozone euro ("EUR")                11.6667%
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   Japanese yen ("JPY")                 11.6667%
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   ------------------------------------ ---------------------     -------------------------- --------------
                                   Swiss franc ("CHF")                  11.6667%
                                   ------------------------------------ --------------------- --- -------------------------- --------------
                                   --------------------------------------------------------------------------------------------------------
Maturity Date                      July 29, 2013  (3.50 Years)
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Minimum Payment Amount             $950 per note (95% of the stated principal amount)
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Participation Rate                 105% to 115%, to be determined on the pricing date
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Payment at Maturity                 If the basket appreciates relative to the U.S. dollar (i.e. the Basket Performance is positive):
                                    $1,000 + Supplemental Redemption Amount
                                    If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e. the Basket
                                    Performance is zero or negative):    $1,000 + ($1,000  x   Basket Performance), subject to the
                                    Minimum Payment Amount
                                   If the basket depreciates, the Basket Performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per note by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment at maturity be less than the Minimum Payment Amount of $950 per note.
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Supplemental Redemption Amount     $1,000 x Basket Performance x Participation Rate
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Basket Performance                 Sum of the Currency Performance Values of each of the basket currencies
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Currency Performance               With respect to AUD, EUR and GBP:  (Final Exchange Rate / Initial Exchange Rate) - 1
                                   --------------------------------
                                   With respect to BRL, CAD, CHF, CNY, INR and JPY:  (Initial Exchange Rate / Final Exchange Rate) - 1
                                   -----------------------------------------------
                                   Under the terms of the notes, a positive Currency Performance means the basket currency has appreciated relative to the U.S. dollar, while a negative Currency Performance means the basket currency has depreciated relative to the U.S. dollar.
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Currency Performance Value         With respect to each basket currency: Currency Performance x Weighting
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Interest                           None
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Listing                            The notes will not be listed on any securities exchange.
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal       $1,000 per note
Amount
                                   --------------------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)           This offering is expected to close for ticketing on Monday - January 25, 2010.
---------------------------------- --------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 13
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                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
-------------------------------------------------------------------------------
Client Strategy Guide: January 2010 Offerings                         Page 14
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                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
-------------------------------------------------------------------------------
Client Strategy Guide: January 2010 Offerings                         Page 15
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                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
-------------------------------------------------------------------------------
Client Strategy Guide: January 2010 Offerings                         Page 16
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                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
-------------------------------------------------------------------------------
Client Strategy Guide: January 2010 Offerings                         Page 17
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Opportunities in U.S. Equities

     -----------------------------
     Enhanced Yield                |_|      8% to 11% ELKS(R) based on Amazon.com, Inc. (AMZN)
     -----------------------------

     -------------- -----------------------------------------------------------------
                    |X|      Relatively short-term yield enhancement strategy that
                       offers above market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, in most cases, no appreciation potential on the underlying equity.
                       Investors will realize appreciation potential only if, on
                       any trading days, the underlying equity closes at or below the downside threshold price and at maturity (or on the
     Strategy          valuation date if the cash election is made) closes above
     Overview          its initial equity price
                    |X|      ELKS offer limited protection against a decline in the
                       price of the underlying equity at maturity only if the
                       underlying equity does not close at or below the
                       predetermined downside threshold price on any trading day
                       during the investment term
                    |X|      Monthly coupon is paid regardless of the performance
                       of the underlying equity
     -------------- -----------------------------------------------------------------

 ------------------ --------------------------------------------------------------------------------
                    |X|      No principal protection
                    |X|      Full downside to the underlying equity if the underlying equity closes at or below the downside threshold price on any trading day during the investment term
                    |X|      No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold price on any trading day during the investment term and at maturity (or on the valuation date if the cash election is made) closes above its initial equity price
                    |X|      If the underlying equity closes at or below the downside threshold price on any trading day during the investment term and at maturity closes below the initial equity price, the ELKS will redeem for shares of the
 Risk Consideration    underlying equity, or the equivalent cash value, with a value less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to deliver cash)
 ------------------ --------------------------------------------------------------------------------

The ELKS offered will pay a monthly coupon of 8% to 11% per year, to be determined on the pricing date, and will have the terms described in the accompanying preliminary pricing supplement, prospectus supplement and prospectus. The ELKS do not guarantee any return of principal at maturity. At maturity the ELKS will pay either (i) an amount of cash equal to the stated
principal amount of the ELKS or (ii) if the closing price of the common stock of Amazon.com, Inc. decreases to or below the downside threshold price on any trading day over the term of the ELKS, a number of shares of common stock of
Amazon.com, Inc., equal to the equity ratio (as defined below) or, if we so elect, the cash value of such shares, determined as of the valuation date. The value of those shares of common stock or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.
-------------------------------------- -----------------------------------------------------------------------------------------
     Issuer                                 Morgan Stanley
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------
     Underlying Equity                      Amazon.com, Inc. common stock
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------
     Maturity Date                          February 14, 2011 (13 Months)
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------
     Principal Protection                   None
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------
     Coupon                                 8% to 11% per annum. The actual Coupon will be determined on the pricing date.
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------
     Coupon Payment Date                    Monthly, on the 14th of each month, beginning on February 14, 2010
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------

                                            If on any trading day from but excluding the pricing date to and including the valuation date:
                                            |X|       the closing price of the Underlying Equity has not decreased to or below the
                                                    Downside Threshold Price, then you will receive an amount in cash equal to $10 per ELKS; or
     Payment at Maturity per ELKS           |X|       the closing price of the Underlying Equity has decreased to or below the
                                                    Downside Threshold Price, then you will receive shares of the Underlying Equity in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if we so elect, the cash value of such shares, determined as of the valuation date. The value of those shares of common stock or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------
     Downside Threshold Price               75% of the Initial Equity Price
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------
     Equity Ratio                           $10 divided by the Initial Equity Price, subject to antidilution adjustments for certain corporate events.
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------
     Issue Price/Stated Principal Amount    $10 per ELKS
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------
     Listing                                The ELKS will not be listed on any securities exchange
                                            -----------------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------------
     Expected Pricing Date(1)               This offering is expected to close for ticketing on Monday - January 11, 2010.
     -------------------------------------- -----------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: January 2010 Offerings Page 18

Opportunities in International Equities

Leveraged Performance

JUMP Securities based on the iShares® MSCI Brazil Index Fund (EWZ)

Strategy Overview	✓ Enhanced return within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® MSCI Brazil Index Fund and seeking enhanced returns within a certain range of index performance, in exchange for a cap on the maximum payment at maturity
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the iShares® MSCI Brazil Index Fund ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments

The Jump Securities offer the opportunity for investors to earn a return based on the performance of the iShares® MSCI Brazil Index Fund. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 26% to 30%, which we refer to as the upside payment, if the share price on the valuation date is, at all, above the initial share price. If, on the other hand, the share price on the valuation date is at or below the initial share price, you will receive for each $10 stated principal amount of securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial share price. This amount may be significantly less than the stated principal amount of the securities and may be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Shares	Shares of the iShares® MSCI Brazil Index Fund (EWZ)
Maturity Date	February 24, 2011 (13 months)
Upside Payment	$2.60 to $3.00 per security (26% to 30% of the stated principal amount) to be determined on the pricing date. Accordingly, even if the Final Share Price is significantly greater than the Initial Share Price, your payment at maturity will not exceed $12.60 to $13.00 per security.
Maximum Payment at Maturity	$12.60 to $13.00 per security (26% to 30% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Share Price is *greater than* Initial Share Price: $10 + the Upside Payment • If the Final Share Price *is less than or equal to* Initial Share Price: $10 x Share Performance Factor *This amount will be less than or equal to the stated principal amount of $10. There is no minimum payment at maturity.*
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The securities will not be listed on any securities exchange.
Issue Price	$10 per security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – January 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. January 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 19
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 20
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                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 21
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                        Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan
Stanley Smith Barney or any other broker dealer were not to make a market in
Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 22
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Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment.
Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the principal of the
MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                  MorganStanley
                                                                    SmithBarney
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Client Strategy Guide: January 2010 Offerings                         Page 23
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IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley &
Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in
Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the
Monetary Authority of Singapore, which accepts responsibility for its contents;
in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734
576, a licensed dealer, which accepts responsibility for its contents; in
Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in
Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and
is distributed in the European Union by Morgan Stanley & Co. International PLC,
except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian
Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although
Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated
are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

"PLUS(SM)" is a service mark of Morgan Stanley.

"Dow Jones," "UBS," "Dow Jones-UBS Commodity Index(SM)," "DJ-UBS(SM)" and
"DJ-UBSCI(SM)" are service marks of Dow Jones & Company, Inc. and UBS AG, and have been licensed for use for certain purposes. The securities based on the
Dow Jones-UBS Commodity Index, are not sponsored, endorsed, sold or promoted by
Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

iShares(R) is a service mark of Barclays Global Investors.

ELKS(R) is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright (C) by Morgan Stanley 2009, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.